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Exhibit 8.2

[Wachtell, Lipton, Rosen & Katz letterhead]

January 25, 2005

Valero L.P.
One Valero Way
San Antonio, Texas 78249

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the "Registration Statement") of Valero L.P., a Delaware limited partnership ("VLI"), relating to (i) the proposed merger of VLI Sub A LLC, a Delaware limited liability company and a wholly-owned subsidiary of VLI, with and into Kaneb Services LLC, a Delaware limited liability company ("KSL"), with KSL surviving the merger and (ii) the proposed merger of VLI Sub B LLC, a Delaware limited liability company and a wholly-owned subsidiary of VLI, with and into Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("KPP"), with KPP surviving the merger.

        We have participated in the preparation of the discussion set forth in the section entitled "THE MERGERS—Material U.S. Federal Income Tax Considerations" in the Registration Statement. In our opinion, such discussion, insofar as it summarizes United States federal income tax law, is accurate in all material respects. For purposes of the opinion set forth above, we have relied, with the consent of VLI and the consent of KSL and KPP, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in certificates of the officers of VLI, KSL and KPP, and have assumed that such factual statements and representations will be accurate and complete as of the applicable effective time (as if made as of such time) and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz

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  Exhibit 8.2
[Wachtell, Lipton, Rosen & Katz letterhead]